As filed with the Securities and Exchange Commission on June 25, 2007.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-2052503 (I.R.S. Employer Identification Number)
125 West 55th Street
New York, New York 10019
(Address of Principal Executive Offices)(Zip Code)
Macquarie Infrastructure Company LLC
Independent Directors Equity Plan
(Full title of the plan)
Heidi Mortensen
General Counsel
Macquarie Infrastructure Company LLC
125 West 55th Street
New York, New York 10019
(Name and address of agent for service)
(212) 231-1000
(Telephone number, including area code, of agent for service)

Copies to:
Antonia E. Stolper
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

CALCULATION OF REGISTRATION FEE

		Proposed maximum
Title of Securities to be	Amount to be	offering price per share	Proposed maximum	Amount of
Registered	registered (1)	(2)	aggregate offering price	registration fee
LLC interests of Macquarie Infrastructure Company LLC (“LLC Interests”)	100,000	$44.78	$4,478,000	$137.47

(1)	100,000 LLC interests are being registered under the Macquarie Infrastructure Company LLC Independent Directors Equity Plan (the “Plan”). In addition, this Registration Statement, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), shall cover any additional LLC Interests that become issuable under the Plan by reason of any mergers, amalgamations, stock dividends bonus issues, stock splits, subdivisions, recapitalizations or any other similar transactions effected without the receipt of consideration which results in an increase in the number of LLC Interests of Macquarie Infrastructure Company LLC (a “Registrant”).

(2)	The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for shares of Macquarie Infrastructure Company reported on the NYSE on June 19, 2007. Each share of trust stock of Macquarie Infrastructure Company Trust was exchanged for an equal number of LLC Interest of the Registrant on June 25, 2005.

EXPLANATORY NOTE
          The contents of the Registrant’s earlier Registration Statement on Post-Effective Amendment No. 1 to Form S-8 (File No. 333-125226) filed with the Securities and Exchange Commission on June 25, 2007 are incorporated into this Registration Statement by reference and made a part hereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of June 2007.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ Peter Stokes
Peter Stokes
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Peter Stokes as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and file (1) a registration statement or statements on Form S-8, or such other form as may be recommended by counsel, to be filed with the Securities and Exchange Commission (the “Commission”), and any and all amendments and post-effective amendments thereto, and any and all post-effective amendments to registration statements or statements on Form S-8 previously filed with the Commission, and any and all instruments and documents filed as a part of or in connection with the said registration statement or amendments thereto, with respect to the Macquarie Infrastructure Company LLC Independent Directors Equity Plan, and (2) any registration statements, reports and applications relating thereto to be filed by Macquarie Infrastructure Company LLC with the Commission and/or any national securities exchanges under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with such registration statements or reports or amendments thereto; granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that the said attorney-in-fact and agent or any of them, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities.

Name and Signature	Title	Date

/s/ Peter Stokes Peter Stokes	Chief Executive Officer (Principal Executive Officer)	June 25, 2007

/s/ Francis T. Joyce Francis T. Joyce	Chief Financial Officer (Principal Financial Officer)	June 25, 2007

/s/ Todd Weintraub Todd Weintraub	Principal Accounting Officer	June 25, 2007

/s/ John Roberts John Roberts	Director	June 25, 2007

Name and Signature	Title	Date

/s/ Norman H. Brown, Jr. Norman H. Brown, Jr.	Director	June 25, 2007

/s/ George W. Carmany, III George W. Carmany, III	Director	June 25, 2007

/s/ William H. Webb William H. Webb	Director	June 25, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Formation of Macquarie Infrastructure Assets LLC, incorporated by reference to Exhibit 3.8 of the Company’s Registration Statement on Form S-1 (Registration No. 333-116244) as filed with the Securities and Exchange Commission (the “Commission”) on October 15, 2004

4.2	Third Amended and Restated Operating Agreement of Macquarie Infrastructure Company LLC, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Commission on June 22, 2007 (the “June 2007 8-K”)

4.4	Specimen certificate evidencing LLC interest of Macquarie Infrastructure Company LLC incorporated by reference to Exhibit 4.1 of the June 2007 8-K

4.5	Macquarie Infrastructure Company LLC Independent Directors Equity Plan, incorporated by reference to Exhibit 10.25 of the Company’s Annual Report on Form 10-K, filed with the Commission on March 24, 2005

*5	Opinion of Potter Anderson & Corroon LLP, as to the legality of the LLC Interests being registered

*23.1	Consent of KPMG LLP

*23.2	Consent of Ernst & Young LLP

*23.3	Consent of KPMG LLP (with respect to IMTT)

*23.4	Consent of Deloitte & Touche LLP

*23.5	Consent of McGladrey & Pullen, LLP

23.6	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5)

24	Power of Attorney (included on signature pages)

*	Filed herewith